CARLYLE ALPINVEST PRIVATE MARKETS SECONDARIES FUND

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

April 17, 2025

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST OF

CARLYLE ALPINVEST PRIVATE MARKETS secondaries FUND

This AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made on April 17, 2025 by and among, on the one hand, the individuals executing this Declaration as Trustees and those who may in the future be duly elected or appointed, qualified and serving as Trustees on the Board of Trustees and, on the other hand, the holders from time to time of the shares of beneficial interest issued hereunder.

WHEREAS, the Trust was established pursuant to the Original Declaration;

WHEREAS; the Trustees desire to amend and restate in its entirety the Original Declaration and intend that this Amended and Restated Agreement and Declaration of Trust shall constitute the governing instrument of the Trust;

WHEREAS, the Trustees desire that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest, as hereinafter provided;

NOW THEREFORE, the Trustees hereby declare that all money and property contributed to the trust established hereunder and all proceeds thereof shall be held and managed in trust for the pro rata benefit of the holders, from time to time, of the shares of beneficial interest issued hereunder and subject to the provisions hereof.

ARTICLE I

NAME AND DEFINITIONS

Section 1.1. Name. The name of the trust governed hereby is “Carlyle AlpInvest Private Markets Secondaries Fund” in which name, or other name from time to time as the Trustees may determine, the Trustees shall conduct the business and activities of the Trust and execute all documents and take all actions authorized herein. The Trustees may, without Shareholder approval, change the name of the Trust or any Class and adopt such other name as they deem proper.

Section 1.2. Definitions. Wherever they are used herein, the following terms have the following meanings:

“1940 Act” shall mean the Investment Company Act of 1940, as amended from time to time, and the rules, regulations and Commission orders thereunder. References herein to specific sections of the 1940 Act shall be deemed to include such rules and regulations as are applicable to such sections as determined by the Trustees or their designees. In determining the meaning, scope, application or implication of any provision of the 1940 Act, the Trustees may, in their discretion, consider any applicable interpretive or “no-action” positions of the Commission or its staff, or any other formal or informal guidance provided by the Commission or its staff.

“Affiliate” shall have the meaning of “Affiliated Person” set forth in Section 2(a)(3) of the 1940 Act.

“By-Laws” shall mean the By-Laws of the Trust as amended from time to time, which By-Laws are expressly incorporated by reference as part of the “governing instrument” within the meaning of the Delaware Act.

“Class,” “Class of Shares” or “Classes” shall refer to the division of Shares into two or more classes as provided in Article VI hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Common Shares” shall mean Shares that do not have preference over any other class of Shares with respect to the payment of dividends or distributions upon liquidation, termination or winding up of the affairs of the Trust.

“Covered Persons” shall have the meaning set forth in Section 5.3

“Original Declaration” shall mean the Trust’s Agreement and Declaration of Trust dated January 30, 2025;

“Declaration” shall mean this Amended and Restated Agreement and Declaration of Trust as amended from time to time. This Declaration and any By-Laws of the Trust shall constitute the governing instrument of the Trust.

“Delaware Act” shall mean Chapter 38 of Title 12 of the Delaware Code entitled “Treatment of Delaware Statutory Trusts,” as it may be amended from time to time.

“Distributor” shall have the meaning set forth in Section 4.1.

“General Direct Action” shall mean an action, suit or other proceeding asserting a direct claim of any nature whatsoever (regardless of whether such claim sounds in contract, tort, fraud or otherwise or is based on common law, statutory, equitable, legal or other grounds) where the harm alleged falls upon all Shareholders or all Shareholders of a series or class (and not an individual harm only to the Shareholder or Shareholders bringing such action, suit or other proceeding) on a pro rata basis and/or proportionally based on their holdings of Shares.

“Investment Adviser” shall have the meaning set forth in Section 4.2.

“Majority Shareholder Vote” (i) with respect to matters voted upon by all Shareholders voting as a single class, shall have the meaning of “majority of the outstanding voting securities of a company” set forth in section 2(a)(42) of the 1940 Act; and (ii) with respect to any other matter required to be submitted to the outstanding voting Shares, shall have the meaning of “majority of the outstanding voting securities” of a class or series set forth in Rule 18f-2(h) under the 1940 Act.

“Person” shall mean an individual, a company, a corporation, estate, partnership, trust (statutory or common law), or association, a joint venture, an organization, a business, a firm or other entity, whether or not a legal entity, or a country, a state, municipality or other political subdivision or any governmental agency or instrumentality, whether domestic or foreign, and any other “person” as defined in Section 3801 of the Delaware Act.

“Principal Underwriter” shall have the meaning set forth in Section 2(a)(29) of the 1940 Act.

“Shareholder” shall mean a record owner of Shares.

“Shares” shall mean the units of interest into which the beneficial interest in the Trust (or, if more than one series or class is authorized, each series or class thereof) shall be divided from time to time and includes fractions of Shares as well as whole Shares.

“Trust” shall mean the Delaware statutory trust established under the Delaware Act by this Declaration, as from time to time amended. All provisions herein relating to the Trust shall apply equally to each series or Class of Shares except as the context otherwise requires.

“Trustees” shall mean the individuals who have signed this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other individuals who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions of Article III hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in his or her capacity or their capacities as trustees hereunder. Unless otherwise required by the context or specifically provided, any reference herein to the Trustees shall refer to the sole Trustee at any time that there is only one Trustee of the Trust.

“Trust Property” shall mean any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees.

ARTICLE II

PURPOSE

Section 2.1. Purpose. The purpose of the Trust is to provide investors a managed investment primarily in securities and other instruments and rights of a financial character and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration.

ARTICLE III

TRUSTEES

Section 3.1. Powers. The Trustees, subject only to the specific limitations contained in this Declaration, shall have exclusive and absolute power, control and authority over the Trust Property and over the conduct of the affairs of the Trust as set forth in this Declaration, including such power, control and authority to do all such acts and things as in their sole judgment and discretion are necessary, incidental, convenient or desirable for the carrying out of or conducting of the business of the Trust or in order to promote the interests of the Trust, but with such powers of delegation as may be permitted by the Delaware Act. The enumeration of any specific power, control or authority herein shall not be construed as limiting the aforesaid power, control and authority or any other specific power, control or authority. The Trustees shall have all powers necessary or convenient to conduct and carry on the business of the Trust, or any part thereof, to have one or more offices and to exercise any or all of its trust powers and rights, in the State of Delaware, in any other states, territories, districts, colonies and dependencies of the United States and in any foreign countries. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. Such powers of the Trustees may be exercised without order of or resort to any court.

Without limiting the foregoing, the Trustees shall have the power:

(a)

To operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations.

(b)

To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, mortgage, hypothecate, lease, sell, assign, transfer, exchange, distribute, purchase or write options on, lend, or otherwise deal in, or dispose of any form of property, enter into contracts for the future acquisition or delivery of, or otherwise deal in or dispose of, securities, indices, currencies, commodities or other property of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, warrants, time notes, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, dollar rolls, convertible securities, forward contracts, options, futures contracts, swaps, other financial contracts or derivative instruments, bankers acceptances, and other securities, commodities or contracts of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, the U.S. Government or any foreign government or any political subdivision of the U.S. Government or any foreign government, or any domestic or international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in “when issued” contracts for any such securities; to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said instruments.

(c)

To provide for the issuance or distribution of Shares by the Trust directly or through one or more Principal Underwriters, or both, or otherwise, including pursuant to one or more distribution plans of any kind.

(d)

To sell, exchange, or otherwise dispose of, lend, pledge, mortgage, hypothecate, lease, or write options (including options on futures contracts) with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any series or Class thereof.

(e)

To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities, interests or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper.

(f)

To set record dates for the determination of Shareholders with respect to various matters, which, for purposes of determining the Shareholders of any series (or Class) who are entitled to receive payment of any dividend or of any other distribution shall be on or before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such series (or Class) having the right to receive such dividend or distribution; without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more series (or Classes) at any time prior to the payment of a distribution; nothing in this subsection shall be construed as precluding the Trustees from setting different record dates for different series (or Classes).

(g)

To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or other property.

(h)

To hold any security, interest or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise.

(i)

To consent to or participate in any plan for the reorganization, conversion, division, consolidation or merger of any corporation or issuer of any security or property which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security or property held in the Trust.

(j)

To join with other security or property holders in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security or property with, or transfer any security or property to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security or property (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper.

(k)

To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes.

(l)

To enter into joint ventures, general or limited partnerships and any other combinations or associations.

(m)

To borrow funds or other property or otherwise obtain credit in the name of the Trust exclusively for Trust purposes and in connection therewith issue notes or other evidences of indebtedness; and to mortgage and pledge or otherwise subject as security the Trust Property or any part thereof to secure any or all of such indebtedness, including the lending of portfolio securities.

(n)

To endorse or guarantee the payment, or undertake the performance, of any notes or other contracts, engagements or obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust Property or any part thereof to secure any of or all of such obligations.

(o)

To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being in or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability.

(p)

To adopt, establish and carry out pension, profit-sharing, Share bonus, Share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

(q)

To issue, sell, repurchase, redeem, cancel, retire, convert, acquire, hold, resell, reissue, transfer, dispose of and otherwise deal in Shares pursuant to applicable federal law; to establish terms and conditions including any fees or expenses regarding the issuance, sale, repurchase, redemption, cancellation, retirement, conversion, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and, subject to Articles VI and VIII hereof, to apply to any such repurchase, redemption, retirement, conversion, cancellation or acquisition of Shares any funds or property of the Trust or of any particular series with respect to which such Shares are issued.

(r)

To enter into contracts of any kind and description.

(s)

To establish separate and distinct series with separately defined investment objectives and policies, distinct investment purposes and separate Shares representing beneficial interests in such series, and to establish separate Classes of the Trust or any series, all in accordance with the provisions of Article VI hereof.

(t)

To interpret the investment policies, practices or limitations of any series or Class.

(u)

To establish a registered office and have a registered agent in the State of Delaware.

(v)

To invest part or all of the Trust Property, or to dispose of part or all of the Trust Property and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act (including investment by means of transfer or part of all of the Trust Property in exchange for an interest or interests in such one or more investment companies) all without any requirement of approval by Shareholders unless required by the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or of any other state) which is classified as a partnership for federal income tax purposes.

(w)

Subject to the 1940 Act, to engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage.

(x)

In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

The foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust and not an action in an individual capacity.

The Trustees have the power to construe and interpret this Declaration and to act upon any such construction or interpretation. To the fullest extent permitted by law, any construction or interpretation of this Declaration by the Trustees and any action taken pursuant thereto and any determination as to what is in the interests of the Trust and the Shareholders made by the Trustees in good faith shall, in each case, be conclusive and binding on all Shareholders and all other Persons for all purposes.

The Trustees shall not be limited by any law now or hereafter in effect limiting the investments which may be made or retained by fiduciaries, but they shall have full power and authority to make any and all investments within the limitation of this Declaration that they, in their sole and absolute discretion, shall determine, and without liability for loss even though such investments do not or may not produce income or are of a character or in an amount not considered proper for the investment of trust funds. Unless otherwise expressly provided herein or required by federal law including the 1940 Act, the Trustees shall act in their sole discretion and may take any action or exercise any power without any vote or consent of the Shareholders.

Section 3.2. Legal Title. Legal title to all the Trust Property shall be vested in the Trust as a separate legal entity under the Delaware Act, provided that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees with suitable reference to their trustee status, or in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of a custodian or subcustodian or a nominee or nominees or otherwise. No creditor of any Trustee shall have any right to obtain possession, or otherwise exercise legal or equitable remedies with respect to, any Trust Property with respect to any claim against, or obligation of, such Trustee in its individual capacity and not related to the Trust. To the extent title to the Trust Property has been vested in the Trustees, the right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, retirement, removal, declination to serve, incapacity, or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 3.3. Number of Trustees; Term of Office. The initial Trustees shall be the Persons initially signing this Declaration. The number of Trustees shall be the number of Persons so signing until changed by the Trustees, and the Trustees may fix the number of Trustees from time to time. Each of the Trustees executing this Declaration and each Trustee thereafter appointed or elected (whenever such election occurs) shall hold office until his successor is elected and qualified or until the earlier occurrence of any of the events specified in the first sentence of Section 3.6 hereof.

Section 3.4. Election of Trustees. Trustees may succeed themselves in office. Trustees may be elected at a Shareholders’ meeting. Shareholders shall not be entitled to elect Trustees except as required by the 1940 Act. To the extent required by the 1940 Act, the Shareholders shall elect the Trustees on such dates as the Trustees may fix from time to time. Except when a greater or lesser vote is required by the 1940 Act, this Declaration, the By-Laws, or a resolution of the Trustees specifying a different vote requirement, a plurality of the votes validly cast at a Shareholders’ meeting in person or by proxy shall elect a Trustee. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. Each Trustee shall become a Trustee and be bound by this Declaration and the By-Laws when such Person signs this Declaration as a trustee and/or is duly elected or appointed, qualified and serving on the Board of Trustees in accordance with the provisions hereof and the By-Laws, so long as such signatory or other Person continues in office in accordance with the terms hereof. The Trustees may determine by resolution those Trustees, if any, that shall be elected by Shareholders of a particular class of Shares (e.g., by a class of preferred Shares issued by the Trust) prior to the initial offering of such class of Shares. Trustees need not own Shares.

Section 3.5. Resignation and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the Chairman of the Board of Trustees, or the Secretary or any Assistant Secretary, and such resignation shall be effective upon such delivery, or at any later date specified in the instrument. Any Trustee may be removed with or without cause at any time by written instrument signed by at least a majority of the number of Trustees prior to such removal, specifying the date when such removal shall become effective, and the Trustees may fill vacancies caused by enlargement of their number or by the death, resignation or removal of a Trustee.

Section 3.6. Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, retirement, resignation or removal (whether pursuant to Section 3.5 hereof or otherwise), bankruptcy, adjudication of incompetence or other incapacity to perform the duties of the office of a Trustee. A vacancy shall also occur upon an increase in the number of Trustees in accordance with Section 3.3 hereof. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of the Declaration. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the number of Trustees, the remaining Trustees shall fill such vacancy by the appointment of such individual as they in their sole and absolute discretion shall see fit, made by a written instrument signed by a majority of the Trustees then in office, provided that such power of appointment shall be subject to and limited by all applicable provisions of the 1940 Act. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 3.4 or this Section 3.6, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration.

Section 3.7. Committees; Delegation. The Trustees shall have the power to appoint from their own number, establish and terminate, any one or more committees consisting of one or more Trustees, including an executive committee which may exercise some or all of the power and authority of the Trustees as the Trustees may determine (including but not limited to the power to determine net asset value and net income and the power to declare a dividend or other distribution on the Shares of any series or Class).

Subject to any limitations contained in the By-Laws and in the 1940 Act, and, subject to any limitations contained in the 1940 Act, in general to delegate from time to time to one or more of their number or to one or more officers, employees or agents of the Trust any or all of their powers, authorities, duties and the doing of such things and the execution of such instruments, either in the name of the Trust or the names of the Trustees or otherwise, as the Trustees may deem expedient (including but not limited to the power to declare a dividend or other distribution on the Shares of any series or Class.

Section 3.8. Quorum; Voting. At all meetings of the Trustees, the presence of a majority of the Trustees then in office shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, a majority of Trustees present may take any action, except when a larger vote is required by this Declaration, the By-Laws or the 1940 Act.

Section 3.9. Action Without a Meeting; Participation by Conference Telephone or Otherwise. Unless the 1940 Act requires that a particular action must be taken only at a meeting of Trustees, any action required or permitted to be taken at any meeting of the Trustees (or of any committee of the Trustees) may be taken without a meeting if written consents thereto are signed by a majority of the Trustees then in office (or by a majority of the members of such committee) and such written consents are filed with the records of the meetings. Unless the 1940 Act requires that Trustees must be present in person at a meeting of Trustees, Trustees may participate in a meeting of the Trustees (or of any committee of the Trustees) by means of a conference telephone or other means if all individuals participating can hear each other at the same time. Participation in a meeting by these means shall constitute presence at the meeting.

Section 3.10. By-Laws. The Trustees may adopt By-Laws not inconsistent with this Declaration or law to provide for the conduct of the business of the Trust, and may amend or repeal such By-Laws.

Section 3.11. No Bond Required. No Trustee shall be obliged to give any bond or other security for the performance of any of his duties hereunder.

Section 3.12. Reliance on Experts, Etc. Each Trustee, officer, agent and employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected by relying in good faith upon the books of account or other records of the Trust, or upon reports made to the Trustees (a) by any of the officers or employees of the Trust, (b) by the Investment Adviser, the Distributor, the custodian or the transfer agent, or (c) by any accountants, selected dealers or appraisers or other agents, experts or consultants selected with reasonable care by the Trustees, regardless of whether such agent, expert or consultant may also be a Trustee. The Trustees, officers, agents and employees of the Trust may take advice of counsel with respect to the meaning and operation of this Declaration and with respect to other legal matters or questions, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice.

Section 3.13. Standard of Care; Limitation of Liability.

Section 3.13.1 General. Notwithstanding any other provisions of this Agreement or any duty otherwise existing at law or in equity, the Trustees shall, to the maximum extent permitted by law, owe no fiduciary duties to the Trust, the Shareholders or any other Person bound by this Agreement.

Section 3.13.2 Limitation of Liability. A Trustee, officer, agent or employee of the Trust shall have no liability to the Trust or the Shareholders except for his own willful misfeasance (within the meaning of Section 17(h) of the 1940 Act), bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, and shall not be liable for errors of judgment or mistakes of fact or law.

Section 3.13.3 Federal Securities Laws. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement modifying, restricting or eliminating the duties or liabilities of Trustees or officers shall apply to, or in any way limit, the duties (including state law fiduciary duties of loyalty and care) or liabilities of such persons under the federal securities laws with respect to claims asserted thereunder.

ARTICLE IV

CONTRACTS

Section 4.1. Distribution Contract. The Trust may from time to time enter into a distribution contract with one or more other Persons (each, a “Distributor”) providing for the sale of Shares, pursuant to which the Trust may agree to sell Shares of one or more series or Class to the Distributor or appoint the Distributor its sales agent for the Shares. Such contract may provide that the Distributor may enter into contracts with other Persons to sell the Shares on behalf of the Distributor and the Trust. Such contract may also provide for the repurchase of Shares by the Distributor as agent of the Trust and shall contain such terms and conditions, if any, as may be prescribed in the By-Laws and such further terms and conditions not inconsistent with the provisions of this Article IV or of the By-Laws as the Trustees may in their discretion determine.

Section 4.2. Advisory or Management Contracts. Subject to approval by a Majority Shareholder Vote to the extent required by the 1940 Act, the Trust may from time to time enter into investment advisory or management contracts with one or more other Persons (the “Investment Advisers”) pursuant to which the Investment Adviser or Advisers shall agree to furnish to the Trust (or cause the Trust to be furnished) management, investment advisory or subadvisory, statistical and research facilities or other services. Such contract shall contain such other terms and conditions, if any, as may be prescribed in the By-Laws and such further terms and conditions not inconsistent with the provisions of this Article IV, the By-Laws or applicable law as the Trustees may in their discretion determine, including the grant of authority to the Investment Adviser to determine what securities shall be purchased or sold by the Trust and what portion of its assets shall be uninvested and to implement such determinations by making changes in the Trust’s investments.

Section 4.3. Affiliations of Trustees or Officers, Etc. The fact that any Shareholder, Trustee, officer, agent or employee of the Trust is a shareholder, member, director, officer, partner, trustee, employee, manager, adviser or distributor of or for any Person or of or for any parent or affiliate of any Person with which an investment advisory or management contract, principal underwriter or distributor contract or custodian, transfer agent, disbursing agent or similar agency contract may have been or may hereafter be made, or that any such Person, or any parent or affiliate thereof, is a Shareholder of or has any other interest in the Trust, or that any such Person also has any one or more similar contracts with one or more other such Persons, or has other businesses or interests, shall not affect the validity of any such contract made or that may hereafter be made with the Trust or disqualify any Shareholder, Trustee, officer, agent or employee of the Trust from voting upon or executing the same or create any liability or accountability to the Trustees, the Trust, or the Shareholders.

ARTICLE V

LIMITATION OF LIABILITY; INDEMNIFICATION

Section 5.1. No Personal Liability of Shareholders, Trustees, Etc. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. No Trustee shall have any power to bind personally any Shareholder or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. All Persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. No Trustee shall be subject to any personal liability whatsoever to any person other than the Trust or the Shareholders in connection with the Trust Property or the acts, obligations or affairs of the Trust. The Trustees shall not be responsible or liable to the Trust or the Shareholders for any neglect or wrongdoing of any officer, employee or agent (including, without limitation, the Investment Advisers, the Distributor, the custodian and the transfer agent) of the Trust, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee.

Section 5.2. Execution of Documents; Notice; Apparent Authority. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon. Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall recite that the obligations of such instruments are not binding upon any of the Trustees, Shareholders, officers, employees or agents of the Trust individually but are binding only upon the assets and property of the Trust, but the omission thereof shall not operate to bind any Trustees, Shareholders or officers, employees and agents of the Trust individually. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by such officer, employee or agent of the Trust or make inquiry concerning or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or of such officer, employee or agent of the Trust.

Section 5.3. Trustees, Officers, Etc. The Trust shall indemnify every person who is or has been a Trustee or officer (including persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a “Covered Person”) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred or paid by any Covered Person in connection with the defense or disposition of any claim, action, suit or other proceeding, whether civil, criminal, or other, including appeals, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person except with respect to any matter as to which such Covered Person shall have been finally adjudicated in a decision on the merits in any such action, suit or other proceeding to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office. Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article, provided, however, that either (a) such Covered Person shall have provided appropriate security for such undertaking, (b) the Trust shall be insured against losses arising from any such advance payments, or (c) either a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter), or independent legal counsel, in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial type inquiry) that there is reason to believe that such Covered Person will be found entitled to indemnification under this Article.

Section 5.4. Compromise Payment. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication on the merits by a court, or by any other body before which the proceeding was brought, that such Covered Person is liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, indemnification shall be provided if (a) approved, after notice that it involves such indemnification, by at least a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter) upon a determination, based upon a review of readily available facts (as opposed to a full trial type inquiry) that such Covered Person is not liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (the disinterested Trustees to take final action on the consideration of such approval within 60 days of a request thereof by a Covered Person), or (b) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial type inquiry), to the effect that such indemnification would not protect such Covered Person against any liability to the Trust to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (which opinion the Trustees shall use reasonable diligence to obtain within 60 days of a request therefor by a Covered Person). Any approval pursuant to this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

Section 5.5. Rebuttable Presumption. For purposes of the determination or opinion referred to in clause (c) of Section 5.3 of this Article V or clauses (a) or (b) of Section 5.4 of this Article V, the majority of disinterested Trustees acting on the matter or independent legal counsel, as the case may be, shall be entitled to rely upon a rebuttable presumption that the Covered Person has not engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

Section 5.6. Indemnification Not Exclusive. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which such Covered Person may be entitled. As used in this Article V, the term “Covered Person” shall include such person’s heirs, executors and administrators and a “disinterested Trustee” is a Trustee who is not an “interested person” of the Trust as defined in Section 2(a)(19) of the 1940 Act (or who has been exempted from being an “interested person” by any rule, regulation or order of the Commission), and against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees or officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

Section 5.7. No Presumption. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that a Covered Person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Trust or that the person had reasonable cause to believe that the person’s conduct was lawful.

ARTICLE VI

SHARES OF BENEFICIAL INTEREST

Section 6.1. Beneficial Interest. The beneficial interest in the Trust shall be divided into an unlimited number of transferable shares of beneficial interest (“Shares”). Such shares of beneficial interest may be issued in different classes and/or series of beneficial interests. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust. The Trustees may hold treasury Shares, reissue for such consideration and on such terms as they may determine, or cancel any Shares of any series or Class repurchased or redeemed at their discretion from time to time.

Section 6.2. Other Securities. The Trustees may, subject to the requirements of the 1940 Act, authorize and issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred interests, debt securities or other senior securities. To the extent that the Trustees authorize and issue preferred shares of any Class or series, they are hereby authorized and empowered to amend or supplement the Trust’s governing instrument as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement or amendment shall be filed as is necessary. In addition, any such supplement or amendment may set forth the rights, powers, preferences and privileges of such preferred shares and any such supplement or amendment shall operate either as additions to or modifications of the rights, powers, preferences and privileges of any such preferred shares under the Trust’s governing instrument. To the extent the provisions set forth in such supplement or amendment conflict with the provisions of the Trust’s governing instrument (prior to giving effect to such supplement or amendment) with respect to any such rights, powers and privileges of the preferred shares, such amendment or supplement shall control. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

Section 6.3. Initial Designation of Classes. Subject to the designation of additional classes pursuant to Section 6.1 or 6.2, there shall be two Classes, hereby designated as Class A and Class I Shares of the Trust.

Section 6.4. Rights of Shareholders. Shares shall be deemed to be personal property giving only the rights provided in this Declaration. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor to entitle the legal representative of such Shareholder to an accounting or to take any action in any court or otherwise against other Shareholders or the Trustees or the Trust Property, but only to the rights of such Shareholder hereunder. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may otherwise approve, including pursuant to Section 6.2.

Unless expressly stated otherwise and subject to Section 10.6, Shareholders are not parties to, or intended beneficiaries of the contractual arrangements of the Trust, and the Trust’s contractual arrangements are not intended to create any Shareholder right to enforce them against the service providers or to seek any remedy under them against the service providers, either directly or on behalf of the Trust. The prospectus and statement of additional information describing the Trust are not contracts between the Trust and the Shareholders of the Trust and do not give rise to any Shareholder rights other than any rights conferred explicitly by federal or state securities laws that may not be waived.

Section 6.5. Trust Only. The Trust shall be a Delaware statutory trust organized under the Delaware Act. It is the intention of the Trustees to create only the relationship of Trustees and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 6.6. Issuance of Shares.

Section 6.6.1 General. The Trustees may from time to time without vote of the Shareholders issue and sell or cause to be issued and sold Shares. All such Shares, when issued in accordance with the terms of this Section 6.6, shall be fully paid and nonassessable.

Section 6.6.2 On Merger or Consolidation. In connection with the acquisition of assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities), businesses or stock of another Person, the Trustees may issue or cause to be issued Shares and accept in payment therefor, in lieu of cash, such assets or businesses at their market value (as determined by the Trustees) or such stock at the market value (as determined by the Trustees) of the assets held by such other Person, either with or without adjustment for contingent costs or liabilities, provided that the funds of the Trust are permitted by law to be invested in such assets, businesses or stock.

Section 6.6.3 Fractional Shares. The Trustees may issue and sell fractions of Shares having pro rata all the rights of full Shares, including, without limitation, the right to vote and to receive dividends and distributions.

Section 6.7. Register of Shares. A register shall be kept at the principal office of the Trust or an office of the transfer agent of the Trust which shall contain the names and addresses of the Shareholders of each series or Class, the number of Shares of each such series or Class held by them respectively, a record of all transfers thereof and any other information required by the Code, United States Treasury Regulations or any other taxing authority with respect to regulated investment companies. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders of each series or Class. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the By-Laws provided, until he has given his address to the transfer agent or such other officer or agent of the Trust as shall keep the said register for entry thereon.

Section 6.8. Share Certificates. No certificates certifying ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time.

Section 6.9. Transfer of Shares.

(a)

Shares may be transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of such Shareholder, (ii) with the written consent of the Board of Trustees or the Investment Adviser (which may be withheld in each of its sole and absolute discretion), or (iii) by such other method as specified in the Trust’s current registration statement filed with Commission, as amended or supplemented from time to time.

(b)

If any transferee does not meet any investor eligibility requirements established by the Trust or its applicable series from time to time, or if neither the Board nor the Adviser consents to a transfer, the Trust or its applicable series reserves the right to repurchase or redeem the transferred Shares from the Shareholder’s successor pursuant to Section 7.1.

(c)

Any transferee that acquires Shares by operation of law as the result of the death, bankruptcy, insolvency, or dissolution of a Shareholder or otherwise, shall be entitled to the right to tender such Shares for repurchase by the Trust or its applicable series in connection with an offer to purchase such Shares made by the Trust or its applicable series (provided that the Trust or its applicable series need not make any such offer) and shall be entitled to receive any dividend and other distributions paid by the Trust or its applicable series with respect to such Shares, but shall not be entitled to the other rights of a Shareholder unless and until such transferee becomes a substituted Shareholder. In no event, however, will any transferee or assignee be admitted as a Shareholder without the consent of the Board or the Investment Adviser (or a delegate of either of them), which may be withheld in each of its (or each delegate’s) sole discretion. The admission to the Trust or its applicable series of any transferee or successor as a substituted Shareholder shall be effective upon the execution and delivery by, or on behalf of, the substituted Shareholder of an investor certification form and acceptance thereof by the Trust or its applicable series.

(d)

Any pledge, transfer, or assignment not made in accordance with this Section 6.9 shall be void.

(e)

Each transferring Shareholder and transferee agrees to pay all expenses, including attorneys’ and accountants’ fees, incurred by the Trust or its applicable series in connection with such Transfer. Upon the transfer to another Person or Persons of a Shareholder’s Shares, such transferring Shareholder shall cease to be a shareholder of the Trust or its applicable series with respect to such Shares. Unless prohibited by applicable law (and then only to the extent so prohibited) each transferring Shareholder shall indemnify and hold harmless the Trust, its applicable series, the Adviser, the Sub-Adviser, the Trustees, the officers of the Trust, each other Shareholder, and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such Persons may become subject by reason of or arising from (i) any Transfer made by such Shareholder in violation of this Section 6.9 and (ii) any misrepresentation by such Shareholder (or such Shareholder’s transferee) in connection with any such Transfer.

Section 6.10. Voting Powers. The Shareholders shall have power to vote only: (a) for the election or removal of Trustees as provided in Sections 3.4 hereof; (b) with respect to any investment advisory or management contract entered into pursuant to and to the extent required by Section 4.2 hereof; (c) with respect to any amendment of this Declaration to the extent and as provided in Section 9.2 hereof; and (d) with respect to such additional matters relating to the Trust as the Trustees may consider necessary or desirable. On any matter submitted to a vote of Shareholders, all Shares issued and outstanding shall, subject to applicable law, be voted as a single class in the aggregate and not by series or Class, except with respect to (i) any matter determined by the Trustees to affect Shareholders of any particular series or Class in a material respect different from the Shareholders of one or more other series or Classes; and (ii) such matters as the Trustees may consider necessary or desirable. With respect to such matters, Shareholders of each affected series or Class shall have the power to vote as a separate series or Class, as determined by the Trustees, and Shareholders that are not so affected shall not be entitled to vote. Each whole Share shall be entitled to one vote as to any matter on which Shareholders are entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders (including, without limitation, the right to amend this Declaration) and may take any action required by law, the By-Laws or this Declaration to be taken by Shareholders. The By-Laws may include further provisions for Shareholders’ votes and related matters.

Section 6.11. Meetings of Shareholders. Meetings of the Shareholders may only be called at any time by the Trustees for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matters deemed to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees (or may be held virtually to the extent designated by the Trustees). Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder’s address as it appears on the records of the Trust or by facsimile or other electronic transmission, at least seven days before such meeting, to the telephone or facsimile number or e-mail or other electronic address most recently furnished to the Trust (or its agent) by the Shareholder. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration or the By-Laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

Section 6.12. Action Without a Meeting. Any action which may be taken by Shareholders may be taken without a meeting if such proportion of Shareholders as is required to vote for approval of the matter by law, this Declaration or the By-Laws consents to the action in writing and the written consents are filed with the records of Shareholders’ meetings. Such consents shall be treated for all purposes as a vote taken at a Shareholders’ meeting.

Section 6.13. Quorum and Required Vote. Except when a larger quorum is required by law, by the By-Laws or by this Declaration, 10% of the Shares entitled to vote shall constitute a quorum at a Shareholders’ meeting. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question, or by the chair of the meeting, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. When a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, except when a larger vote is required by any provision of this Declaration or the By-Laws or by law, or when the Trustees determine in their discretion to require a different vote.

Section 6.14. Additional Provisions. The By-Laws may include further provisions for Shareholders’ votes and meetings and related matters.

ARTICLE VII

REPURCHASE AND REDEMPTION OF COMMON SHARES

Section 7.1. Repurchase of Shares.

(a)

Except as otherwise provided in this Agreement, no Shareholder or other Person holding any Shares shall have the right to withdraw or tender to the Trust for repurchase of or to redeem any such Shares. The Trustees may from time to time, and in their complete and exclusive discretion and on such terms and conditions as they may determine, cause the Trust to offer to repurchase Shares from Shareholders, including the Investment Adviser or any Affiliates thereof, pursuant to written tenders or to redeem Shares from Shareholders, including the Investment Adviser or any Affiliates thereof. In determining whether to cause the Trust to offer to repurchase Shares from Shareholders pursuant to written tenders, or to redeem Shares, the Trustees may consider the following factors, among others:

(i)

whether any Shareholders have requested to tender Shares to the Trust or to have their Shares redeemed by the Trust;

(ii)

the liquidity of the Trust Assets (including fees and costs associated with disposing of the Trust’s interests in underlying investments);

(iii)

the investment plans and working capital and reserve requirements of the Trust;

(iv)

the relative economies of scale of the tenders or redemptions with respect to the size of the Trust;

(v)

the history of the Trust in repurchasing or redeeming Shares;

(vi)

the availability of information as to the value of the Trust’s investments in underlying investments;

(vii)

the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

(viii)

the anticipated tax consequences to the Trust of any proposed repurchases or redemptions of Shares; and

(ix)

the recommendations of the Investment Adviser.

With respect to repurchases, the Trustees shall cause the Trust to repurchase Shares pursuant to written tenders only on terms fair to the Trust and to all Shareholders and Persons holding Shares acquired from Shareholders, as applicable.

(b)       The Trustees may cause the Trust to repurchase or redeem all or any portion of the Shares of a Shareholder or any Person acquiring any Shares from or through a Shareholder if the Trustees determine or have reason to believe that:

(i)

such Shares have been transferred in violation of Section 6.9 hereof, or such Shares have vested in any Person by operation of law (i.e., the result of the death, bankruptcy, insolvency, or dissolution of the Shareholder);

(ii)

if any transferee does not meet any investor eligibility requirements established by the Trust from time to time;

(iii)

ownership of such Shares by a Shareholder or other Person is likely to cause the Trust to be in violation of, or require registration of any Shares under, or subject the Trust to additional registration or regulation under, the securities, commodities, or other laws of the United States or any other relevant jurisdiction;

(iv)

continued ownership of such Shares by a Shareholder may be harmful or injurious to the business or reputation of the Trust or the Investment Adviser or may subject the Trust or any of the Shareholders to an undue risk of adverse tax or other fiscal or regulatory consequences;

(v)

any of the representations and warranties made by a Shareholder or other Person in connection with the acquisition of Shares was not true when made or has ceased to be true;

(vi)

with respect to a Shareholder subject to special laws or regulations, the Shareholder is likely to be subject to additional regulatory or compliance requirements under these special laws or regulations by virtue of continuing to hold any Shares;

(vii)

the investment balance of the Shareholder falls below the amount the Trustees determines from time to time to be a minimum investment in the Trust or rises above the amount the Trustees determines from time to time to be a maximum investment in the Trust; or

(viii)

it would be in the interests of the Trust, as determined by the Trustees, for the Trust to repurchase or redeem such Shares.

(c)

The Trust may repurchase Common Shares directly, or through the Distributor or another agent designated for the purpose, by agreement with the owner thereof, or an agent designated by such owner, at a price not exceeding the net asset value per share determined as set forth in Article VIII hereof as of the time specified in the prospectus of the Trust at the time in effect.

(d)

Repurchases or redemptions of Shares by the Trust shall be payable in non-interest bearing promissory notes with such terms as determined by the Trustees in its discretion, unless the Board of Trustees, in its discretion, determines otherwise, or, in the discretion of the Trustees, in securities (or any combination of securities and cash) of equivalent value. All such repurchases or redemptions shall be subject to any and all conditions as the Trustees may impose and all such repurchases shall be effective as of a date set by the Trustees after receipt by the Trust of all eligible written tenders of Shares as of a date set by the Trustees. The amount due to any Shareholder whose Shares are repurchased or redeemed shall be equal to the net asset value of such Shareholder’s Shares as applicable as of the effective date of repurchase or redemption (as determined by the Trust in connection with the purchase and/or redemption or repurchase of Shares), subject to any applicable early repurchase fee or contingent deferred sales charge, and subject to subsequent adjustment, in the discretion of the Investment Adviser, in the event that additional relevant information becomes available following the Trust’s annual audit.

ARTICLE VIII

DETERMINATION OF NET ASSET VALUE; DISTRIBUTIONS

Section 8.1. By Whom Determined.

(a)

Subject to applicable federal law, including the 1940 Act, and Article VI hereof, the Trustees, in their sole discretion, may prescribe (and delegate to any officer of the Trust or any other Person or Persons the right and obligation to prescribe) such bases and time (including any methodology or plan) for determining the net asset value of the Common Shares of the Trust or any series or Classes thereof or net income attributable to the Common Shares of the Trust or any series or Classes thereof, or the declaration and payment of dividends and distributions on the Shares of the Trust or any series or Classes thereof and the method of determining the Shareholders to whom dividends and distributions are payable, as they may deem necessary or desirable. The Trustees may suspend the determination of net asset value to the extent permitted by the 1940 Act or the regulations and orders from time to time in effect thereunder.

(b)

Without limiting the powers of the Trustees under Section 3.1 of Article III hereof, the Trustees may at any time and from time to time, as they may determine, allocate or distribute to Shareholders such income and capital gains, accrued or realized, or returns of capital as the Trustees may determine, after providing for actual, accrued or estimated expenses and liabilities (including reserves) determined in accordance with generally accepted accounting practices. Without limiting the generality of the foregoing, but subject to applicable federal law, including the 1940 Act, any dividend or distribution may be paid in cash and or securities or other property, and the composition of any such distribution shall be determined by the Trustees (or by any officer of the Trust or any other Person or Persons to whom such authority has been delegated by the Trustees) and may be different among Shareholders including differences among Shareholders of the same series or Class. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

(c)

Inasmuch as the computation of net income and gains for Federal income and excise tax purposes may vary from the computation thereof on the books of the Trust, the above provisions shall be interpreted to give the Trustees the power in their discretion to allocate or distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes after amended or modified.

ARTICLE IX

DURATION; DISSOLUTION AND TERMINATION OF TRUST; AMENDMENT; MERGERS, ETC.

Section 9.1. Duration and Termination.

(a)

Unless dissolved and terminated as provided herein, the Trust shall continue without limitation of time. The Trust, any series of Shares, and any Class may be terminated, dissolved and/or liquidated by a vote of the Trustees by written notice to the Shareholders. Any action to dissolve the Trust shall be deemed to also be an action to dissolve and/or liquidate each series, and to terminate and/or liquidate each Class. Upon the termination of the Trust,

(i)

The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii)

The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business, provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property that requires Shareholder approval under Section 9.3 hereof shall receive the approval so required.

(iii)

After paying or adequately providing for the payment of all claims and obligations as required by Section 3808(e) of the Delaware Act, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

(b)

After termination of the Trust and distribution to the Shareholders as herein provided, the Trustees shall provide for the making of all filings and applications required by law, and shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination. Thereupon, the Trustees shall be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

Section 9.2. Amendment Procedure.

(a)

Except as specifically provided herein, the Trustees may, without Shareholder vote, amend this Declaration by an instrument in writing or an amended and restated Declaration signed by a majority of the Trustees. Such an amendment shall be authorized by a Majority Shareholder Vote if Shareholder authorization is required by the 1940 Act, with the series and Classes of Shares entitled to vote on such an amendment determined pursuant to Section 6.10 hereof. Notwithstanding anything else herein, to the fullest extent permitted by law, no amendment to this Declaration shall (i) limit the rights of indemnification provided in Article V hereof with respect to actions or omissions of Persons covered thereby prior to such amendment, (ii) impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or (iii) permit assessments upon Shareholders.

(b)

An instrument in writing setting forth the amendment or an amended and restated Declaration, executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust. Subject to the foregoing, any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument by a majority of the Trustees (or by an officer of the Trust pursuant to a vote of a majority of the Trustees).

Section 9.3. Merger and Consolidation. Pursuant to an agreement of merger or consolidation, the Trust, may, by act of a majority of the Trustees, without the vote or consent of the Shareholders, merge or consolidate with or into one or more business trusts or other business entities formed or organized or existing under the laws of the State of Delaware or any other state of the United States or any foreign country or other foreign jurisdiction. Any such merger or consolidation shall not require the vote of the Shareholders affected thereby, unless such vote is required by the 1940 Act. In accordance with Section 3815(f) of the Delaware Act, an agreement of merger or consolidation may effect any amendment to this Declaration or the By-Laws or effect the adoption of a new declaration of trust or by-laws of the Trust if the Trust is the surviving or resulting business trust. Upon completion of the merger or consolidation, the Trustees shall file a certificate of merger or consolidation in accordance with Section 3810 of the Delaware Act.

Section 9.4. Conversion to Other Business Entities. A majority of the Trustees may, without the vote or consent of the Shareholders, cause (i) the Trust to convert to a corporation, common-law trust, a general partnership, limited partnership, a limited liability company, or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a corporation, common-law trust, a general partnership, limited partnership, a limited liability company or other business entity created by the Trustees to accomplish such conversion) organized, formed or created under the laws of the State of Delaware as permitted pursuant to Section 3821 of the Delaware Act; (ii) the Shares of the Trust to be converted into beneficial interests in another business trust created pursuant to this Section 9.4, or (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; provided, however, that if required by the 1940 Act, no such statutory conversion, Share conversion or Share exchange shall be effective unless the terms of such transaction shall first have been approved at a meeting called for that purpose; provided, further, that in all respects not governed by statute or applicable law, the Trustees shall have the power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust into beneficial interests in such separate business trust or trusts.

Section 9.5. Incorporation. Notwithstanding anything else contained herein, the Trustees may, without prior Shareholder approval, cause to be organized or assist in organizing under the laws of any jurisdiction a corporation or corporations or any other trust, partnership, association or other organization to take over all or less than all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and may sell, convey and transfer Trust Property, or property of any series or Class of the Trust, to any such series or Class of the Trust or to a corporation, trust, partnership, association or other organization in exchange for the shares or securities thereof or otherwise, and may lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or other organization (or a series of any of the foregoing to the extent permitted by law) (including a corporation, trust, partnership, association or other organization created by the Trustees to accomplish such sale, conveyance and transfer) or any corporation, partnership, trust, association or other organization in which the Trust holds or is about to acquire shares or any other interest.

ARTICLE X

MISCELLANEOUS

Section 10.1. Registered Agent; Registered Office. The Registered Agent of the Trust within the State of Delaware for service of process, and the Registered Office of the Trust within the State of Delaware, shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, or such other agent or place, respectively, as the Trustees may designate from time to time by any supplement to this Declaration, provided however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of the State of Delaware.

Section 10.2. Governing Law. The Trust and this Declaration, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration (a) the provisions of Section 3540 and Section 3561 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration. The Trust shall be of the type commonly called a “statutory trust”, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 10.3. Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

Section 10.4. Reliance by Third Parties. Any certificate executed by an officer of the Trust or a Trustee certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

Section 10.5. Provisions in Conflict with Law or Regulations.

(a)

The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with requirements of the 1940 Act, would be inconsistent with any of the conditions necessary for qualification of the Trust as a regulated investment company under the Code or is inconsistent with other applicable laws and regulations, such provision shall be deemed never to have constituted a part of this Declaration, provided that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b)

If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

Section 10.6. Derivative Actions. In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met; provided, however, that paragraph (b), the required undertaking referenced in paragraph (c), and paragraph (e) of this Section 10.6 shall not apply to claims arising under the federal securities laws:

(a)

The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Section 10.6(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a shareholder demand by virtue of the fact that such Trustee (i) receives remuneration (including, for the avoidance of doubt, Shares of the Trust or interests in any other Trust that is under common management with or otherwise affiliated with the Trust) for his or her service on the Board of Trustees of the Trust or on the boards of one or more Trusts that are under common management with or otherwise affiliated with the Trust and/or (ii) holds Shares of the Trust or interests in any other Trust that is under common management with or otherwise affiliated with the Trust;

(b)

Unless a demand is not required under paragraph (a) of this Section 10.6, Shareholders eligible to bring such derivative action under the Delaware Act who collectively hold Shares representing at least ten percent (10%) of the outstanding Shares of the Trust or ten percent (10%) of the outstanding Shares of the series or Class to which such action relates, if it does not relate to all series and Classes, shall join in the request for the Trustees to commence such action;

(c)

Unless a demand is not required under paragraph (a) of this Section 10.6, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisor in the event the Trustees determine not to take action;

(d)

For purposes of this Section 10.6, the Board of Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue; and

(e)

Any decision by the Trustees to bring, maintain, or compromise (or not to bring, maintain, or compromise) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in good faith and shall be binding upon the Shareholders. Where demand is not required under this Section 10.6, a Shareholder may only bring a derivative action if Shareholders owning not less than ten percent (10%) of the then outstanding Shares of the Trust or such series or Class joins in the bringing of such court action, proceeding or claim.

Section 10.7. General Direct Actions.

Section 10.7.1 General. Except with respect to claims arising under the federal securities laws, to the fullest extent permitted by Delaware law, the Shareholders’ right to bring a General Direct Action against the Trust and/or its Trustees is eliminated, except for a General Direct Action to enforce an individual Shareholder right to vote or a General Direct Action to enforce an individual Shareholder’s rights under Sections 3805(e) or 3819 of the Delaware Statutory Trust Act. To the extent such right cannot be eliminated to this extent as a matter of Delaware law, then Section 10.7.2 shall apply.

Section 10.7.2 Required Conditions. Except with respect to claims arising under the federal securities laws, no Shareholder may maintain a General Direct Action unless holders of at least ten percent (10%) of the outstanding Shares or, if less than all outstanding series or Classes are alleged to have been harmed in connection with the General Direct Action, ten percent (10%) of the Shares in the respective series, Class or Classes alleged to have been harmed, join in the bringing of such action. In addition, a Shareholder may bring a General Direct Action only if the following conditions are met:

(a)

the Shareholder or Shareholders has obtained authorization from the Trustees to bring such General Direct Action unless an effort to cause the Trustees to authorize such an action is not likely to succeed. For purposes of this Section 10.7.2(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a shareholder demand by virtue of the fact that such Trustee receives remuneration for his or her service on the Board of Trustees of the Trust or on the boards of one or more Trusts that are under common management with or otherwise affiliated with the Trust; and

(b)

unless a demand is not required under clause (a) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to authorize such action.

Section 10.8. Inspection of Records and Reports. To the fullest extent permitted by law, every Trustee shall have the right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents. No Shareholder shall have any right to inspect any account, book or document of the Trust that is not publicly available, except as conferred by the Trustees. The books and records of the Trust may be kept at such place or places as the Board of Trustees may from time to time determine, except as otherwise required by law.

Section 10.9. Exclusive Delaware Jurisdiction. Each Trustee, each officer and each Person legally or beneficially owning a Share or an interest in a Share of the Trust (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Act, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Trust, the Delaware Act, this Declaration or the By-Laws (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration or the By-Laws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Trust to the Shareholders or the Trustees, or of officers or the Trustees to the Trust, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the Shareholders, or (D) any provision of the Delaware Act or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the Delaware Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Act, this Declaration or the By-Laws relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper and (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law.

Section 10.10. Waiver of Jury Trial. IN CONNECTION WITH ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN THE SUPERIOR COURT IN THE STATE OF DELAWARE, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW.

Section 10.11. Conversion. Notwithstanding any other provisions of this Declaration or the By-Laws, a favorable vote of not less than seventy-five percent (75%) of the Shares of the Trust entitled to vote on the matter, each affected series or Class outstanding, voting as separate series or Classes, shall be required to approve, adopt or authorize an amendment to this Declaration that makes the Common Shares a “redeemable security” as that term is defined in the 1940 Act, unless such amendment has been approved by a majority of the Trustees then in office, in which case approval by Majority Shareholder Vote of the Shares entitled to vote on the matter shall be required. Upon the adoption of a proposal to convert the Trust from a “closed-end company” to an “open-end company” as those terms are defined by the 1940 Act and the necessary amendments to this Declaration to permit such a conversion, the Trust shall, upon complying with any requirements of the 1940 Act and state law, become an “open-end” investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Trust and any national securities exchange.

Section 10.12. Section Headings; Interpretation. Section headings in this Declaration are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof. References in this Declaration to “this Declaration” shall be deemed to refer to this Declaration as from time to time amended, and all expressions such as “hereof”, “herein” and hereunder” shall be deemed to refer to this Declaration as from time to time amended and not exclusively to the article or section in which such words appear.

Section 10.13. Delivery by Electronic Transmission or Otherwise. Notwithstanding any provision in this Declaration to the contrary, any notice, proxy, vote, consent, report, instrument or writing of any kind or any signature referenced in, or contemplated by, this Declaration or the By-Laws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Delaware Statutory Trust Act), including via the internet, or in any other manner permitted by applicable law.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the undersigned has executed this instrument this 17th day of April, 2025.

By:	/s/ Cameron Fairall
Name: Cameron Fairall Title: Trustee